                                                                                                             FILED PURSUANT TO RULE 433
TERM SHEET

RALI SERIES 2006-QS12 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-QS12

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING CORPORATION
Sponsor and Master Servicer

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

CREDIT SUISSE SECURITIES (USA) LLC
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE  COMMISSION,  OR SEC,
FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR ON THE SEC WEB  SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF
YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE  PROSPECTUS AND THE
PROSPECTUS  SUPPLEMENT FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION IN THIS TERM SHEET IS PRELIMINARY  AND IS SUBJECT TO COMPLETION
OR CHANGE.

THE  INFORMATION  IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT TO PURCHASE ANY OF THE OFFERED  CERTIFICATES,
SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR TERM SHEET,  THE TERM SHEET  SUPPLEMENT  AND ANY OTHER FREE WRITING  PROSPECTUS
RELATING TO THOSE OFFERED CERTIFICATES.

This term sheet and the related term sheet  supplement is not an offer to sell or a  solicitation  of an offer to buy these  securities in any state where such offer, solicitation or sale is not permitted.

SEPTEMBER 29, 2006

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT
                               AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide  progressively  more detail:

         -        the related base prospectus,  dated August 8, 2006, which provides general  information,  some of which may not apply to the offered certificates;

         -        the term sheet  supplement,  dated August 28, 2006, which provides general  information  about series of certificates issued pursuant to the depositor's QS program, some of which may not apply to the offered certificates; and

         -        this term sheet,  which  describes  terms  applicable  to the classes of offered  certificates  described  herein and provides a  description  of certain  collateral  stipulations  regarding  the  mortgage  loans and the parties to the transaction, and provides other information related to the offered certificates.

This term sheet  provides a very  general  overview  of certain  terms of the  offered  certificates  and does not  contain  all of the information  that you should  consider in making your  investment  decision.  To understand  all of the terms of a class of the offered certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131213.

If the  description  of the offered  certificates  in this term sheet differs from the  description of the senior  certificates  in the related base prospectus or the term sheet  supplement,  you should rely on the description in this term sheet.  Capitalized  terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

THE  INFORMATION  IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT  TO PURCHASE  ANY OF THE OFFERED
CERTIFICATES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO SUCH  CERTIFICATES.  THE INFORMATION IN
THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET IS BEING  DELIVERED TO YOU SOLELY TO PROVIDE
YOU WITH  INFORMATION  ABOUT THE  OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND TO SOLICIT AN OFFER TO PURCHASE THE
CERTIFICATES,  WHEN,  AS AND IF  ISSUED.  ANY  SUCH  OFFER TO  PURCHASE  MADE BY YOU WILL NOT BE  ACCEPTED  AND WILL NOT  CONSTITUTE  A
CONTRACTUAL COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE
SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND
CONDITIONS OF THE UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY
THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL
BACKING  THEM,  MAY CHANGE  (DUE,  AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT  MORTGAGE  LOANS THAT  COMPRISE  THE POOL MAY BECOME
DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL, AND THAT
ONE OR MORE CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL
PROSPECTUS.  YOU ARE ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  THE
UNDERWRITER'S  OBLIGATION  TO SELL  SUCH  CERTIFICATES  TO YOU IS  CONDITIONED  ON THE  MORTGAGE  LOANS  AND  CERTIFICATES  HAVING  THE
CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  IF FOR ANY  REASON  THE  ISSUING  ENTITY  DOES NOT  DELIVER  SUCH  CERTIFICATES,  THE
UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY
PORTION OF THE  CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY OF THE  CERTIFICATES OR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR VERIFIED ANY STATISTICAL OR
NUMERICAL  INFORMATION  PRESENTED  HEREIN,  ALTHOUGH THAT  INFORMATION  MAY BE BASED IN PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUING
ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable investments for all investors.  In particular,  you should not purchase any class of offered certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market risks  associated  with that class.  The offered certificates  are complex  securities.  You should  possess,  either  alone or  together  with an  investment  advisor,  the  expertise necessary to evaluate the information  contained in this term sheet,  the term sheet supplement and the related base prospectus for the offered  certificates in the context of your financial  situation and tolerance for risk. You should  carefully  consider,  among other things,  all of the  applicable  risk factors in connection  with the purchase of any class of the offered  certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

                                                OFFERED CERTIFICATES
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
      CLASS       INITIAL PRINCIPAL    PASS-THROUGH      INITIAL RATING                   DESIGNATION
                       BALANCE             RATE       (FITCH/MOODY'S/ S&P)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
CLASS A SENIOR CERTIFICATES:
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
      I-A-1          $   100,000,000      6.50%           AAA/Aaa/AAA                  Senior/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
      I-A-2          $     1,000,000      6.50%           AAA/Aaa/AAA              Senior/Retail/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
      I-A-3          $             0      0.50%           AAA/Aaa/AAA           Senior/Interest Only/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
      I-A-4          $    26,677,000      6.00%           AAA/Aaa/AAA              Senior/Lockout/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-1          $    20,000,000 Adjustable Rate      AAA/Aaa/AAA           Senior/Floater/Adjustable Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-2          $             0 Adjustable Rate      AAA/Aaa/AAA            Senior/Interest Only/Inverse
                                                                                    Floater/Adjustable Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-3          $    40,000,000      6.00%           AAA/Aaa/AAA                  Senior/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-4          $    62,800,000      6.00%           AAA/Aaa/AAA              Senior/Lockout/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-5          $    31,550,000 Adjustable Rate      AAA/Aaa/AAA           Senior/Floater/Adjustable Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-6          $             0 Adjustable Rate      AAA/Aaa/AAA            Senior/Interest Only/Inverse
                                                                                    Floater/Adjustable Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-7          $    53,340,000 Adjustable Rate      AAA/Aaa/AAA       Senior/Super Senior/Floater/Adjustable
                                                                                             Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-8          $             0 Adjustable Rate      AAA/Aaa/AAA            Senior/Interest Only/Inverse
                                                                                    Floater/Adjustable Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-9          $     6,367,666 Adjustable Rate      AAA/Aaa/AAA           Senior/Floater/Adjustable Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-10         $     3,600,000      6.00%           AAA/Aaa/AAA      Senior/Senior Support/Lockout/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-11         $    40,000,000      5.00%           AAA/Aaa/AAA                  Senior/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-12         $    22,368,000 Adjustable Rate      AAA/Aaa/AAA           Senior/Floater/Adjustable Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-13         $             0 Adjustable Rate      AAA/Aaa/AAA            Senior/Interest Only/Inverse
                                                                                    Floater/Adjustable Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-14         $     1,620,458 Adjustable Rate      AAA/Aaa/AAA       Senior/Inverse Floater/Adjustable Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-15         $    40,744,973 Adjustable Rate      AAA/Aaa/AAA           Senior/Floater/Adjustable Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-16         $             0 Adjustable Rate      AAA/Aaa/AAA            Senior/Interest Only/Inverse
                                                                                    Floater/Adjustable Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-17         $             0      0.50%           AAA/Aaa/AAA           Senior/Interest Only/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-18         $    49,972,903      5.75%           AAA/Aaa/AAA                  Senior/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
     II-A-19         $             0      6.50%           AAA/Aaa/AAA           Senior/Interest Only/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
       A-P           $     2,005,761      0.00%           AAA/Aaa/AAA                Senior/Principal Only
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
       A-V           $             0  Variable Rate       AAA/Aaa/AAA         Senior/Interest Only/Variable Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
  Total Class A      $   502,046,761
  Certificates:
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
CLASS R SENIOR CERTIFICATES:
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
       R-I            $          100      6.50%           AAA/Aaa/AAA             Senior/Residual/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
      R-II            $          100      6.50%           AAA/Aaa/AAA             Senior/Residual/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
  Total senior        $  502,046,961
  certificates:
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
CLASS M CERTIFICATES:
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
       M-1          $  22,194,000         6.50%             AA/NA/NA                 Mezzanine/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
       M-2         $    5,683,500         6.50%             A/NA/NA                  Mezzanine/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
       M-3            $   4,330,300       6.50%            BBB/NA/NA                 Mezzanine/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
  Total Class M       $ 32,207,800
  Certificates:
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
  Total offered       $534,254,761
  certificates:
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                           NON-OFFERED CERTIFICATES ((1))
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
CLASS B CERTIFICATES:
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
       B-1          $   2,706,500         6.50%             BB/NA/NA                Subordinate/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
       B-2          $   2,165,200         6.50%             B/NA/NA                 Subordinate/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
       B-3          $   2,165,216         6.50%             NA/NA/NA                Subordinate/Fixed Rate
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
  Total Class B       $    7,036,916
  Certificates:
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
  Total offered       $541,291,677
 and non-offered
  certificates:
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1) The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

OTHER INFORMATION:

The aggregate initial certificate principal balance of the offered and non-offered certificates shown above may not equal the sum of the certificate principal balances of those certificates as listed above due to rounding.  Only the offered certificates are offered for sale pursuant to this prospectus supplement and the related prospectus.  The non-offered certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933.

CLASS II-A-1, CLASS II-A-2, CLASS II-A-5, CLASS II-A-6, CLASS II-A-7, CLASS II-A-8, CLASS II-A-9, CLASS II-A-12, CLASS II-A-13, CLASS
II-A-14, CLASS II-A-15 AND CLASS II-A-16 CERTIFICATES:

------------------------ ------------------- ----------------------------- ------------------- ---------------------
Adjustable Rates:             Initial                  Formula                  Maximum              Minimum
------------------------ ------------------- ----------------------------- ------------------- ---------------------
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class II-A-1                   6.03%                LIBOR + 0.70%          9.50%, subject to          0.70%
                                                                             the available
                                                                               funds cap
------------------------ ------------------- ----------------------------- ------------------- ---------------------
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class II-A-2                   0.22%                5.55% - LIBOR                5.55%                0.00%
------------------------ ------------------- ----------------------------- ------------------- ---------------------
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class II-A-5                   5.58%                LIBOR + 0.25%           9.5%, subject to          0.25%
                                                                             the available
                                                                               funds cap
------------------------ ------------------- ----------------------------- ------------------- ---------------------
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class II-A-6                   0.45%                6.00% - LIBOR                0.45%                0.00%
------------------------ ------------------- ----------------------------- ------------------- ---------------------
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class II-A-7                   5.98%                LIBOR + 0.65%           12.00%, subject           0.65%
                                                                            to the available
                                                                               funds cap
------------------------ ------------------- ----------------------------- ------------------- ---------------------
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class II-A-8                   0.30%                5.85% - LIBOR                0.30%                0.00%
------------------------ ------------------- ----------------------------- ------------------- ---------------------
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class II-A-9                   5.71%                LIBOR + 0.38%           (x) 8.00% times           0.38%
                                                                           (y) 30 divided by
                                                                           the actual number
                                                                             of days in the
                                                                            related Interest
                                                                             Accrual Period
------------------------ ------------------- ----------------------------- ------------------- ---------------------
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class II-A-12                  5.53%                LIBOR + 0.20%           (x) 7.50% times           0.20%
                                                                           (y) 30 divided by
                                                                           the actual number
                                                                             of days in the
                                                                            related Interest
                                                                             Accrual Period
------------------------ ------------------- ----------------------------- ------------------- ---------------------
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class II-A-13                  2.523%           7.50% - (x) the sum of           7.30%                0.00%
                                               LIBOR + 0.20%, times (y)
                                              the actual number of days
                                               in the related Interest
                                             Accrual Period divided by 30
------------------------ ------------------- ----------------------------- ------------------- ---------------------
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class II-A-14              11.242434192%      (a) 8.00% - (x) the sum of      31.43637663%            0.00%
                                                 LIBOR + 0.38%, times
                                               (y) the actual number of
                                                 days in the related
                                               Interest Accrual Period
                                               divided by 30, times (b)
                                                     3.9295470787
------------------------ ------------------- ----------------------------- ------------------- ---------------------
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class II-A-15                  5.83%                LIBOR + 0.50%                7.00%                0.50%
------------------------ ------------------- ----------------------------- ------------------- ---------------------
------------------------ ------------------- ----------------------------- ------------------- ---------------------
Class II-A-16                  1.17%                6.50% - LIBOR                6.50%                  0%
------------------------ ------------------- ----------------------------- ------------------- ---------------------

From the distribution date in October 2006 through and including the distribution date in January 2009, the holders of the Class
II-A-1 Certificates and Class II-A-7 Certificates will be entitled to receive amounts payable under the related yield maintenance agreement, if any.  From the distribution date in October 2006 through and including the distribution date in April 2018, the holders of the Class II-A-5 Certificates will be entitled to receive amounts payable under the related yield maintenance agreement, if any.
See "Description of the Certificates--The Yield Maintenance Agreements" in this prospectus supplement.

The Class I-A-3, II-A-2, Class II-A-6, Class II-A-8, Class II-A-13, Class II-A-16, Class II-A-17 and Class II-A-19 Certificates do
not have a certificate principal balance.  For the purpose of calculating interest payments, (i) interest on the Class I-A-3
Certificates will accrue on a notional amount equal to the certificate principal balance of the Class I-A-4 Certificates immediately prior to the related distribution date, which is initially equal to approximately $26,677,000, (ii) interest on the Class II-A-2
Certificates will accrue on a notional amount equal to the aggregate certificate principal balance of the Class II-A-1, Class II-A-5 and Class II-A-7 Certificates immediately prior to the related distribution date, which sum is initially equal to approximately
$104,890,000, (iii) interest on the Class II-A-6 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class II-A-5 Certificates immediately prior to the related distribution date, which is initially equal to approximately $31,550,000, (iv) interest on the Class II-A-8 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class II-A-7 Certificates immediately prior to the related distribution date, which is initially equal to approximately $53,340,000, (v) interest on the Class II-A-13 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class II-A-12 Certificates immediately prior to the related distribution date, which is initially equal to approximately $22,368,000, (vi) interest on the Class II-A-16 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class II-A-15 Certificates immediately prior to the related distribution date, which is initially equal to approximately $40,744,973, (vii) interest on the Class II-A-17 Certificates will accrue on a notional amount equal to the product of
(x) a fraction, the numerator of which is 0.377133187 and denominator of which is 0.50, and (y) the aggregate certificate principal balance of the sum of the Class II-A-4 and Class II-A-10 Certificates immediately prior to the related distribution date, which notional amount is initially equal to approximately $50,083,287, and (viii) interest on the Class II-A-19 Certificates will accrue on a notional amount equal to the sum of (a) the certificate principal balance of  the Class II-A-12 Certificates immediately prior to the related distribution date, multiplied by a fraction, the numerator of which is 1.714231208 and the denominator of which is 6.50,
(b) the certificate principal balance of the Class II-A-15 Certificates immediately prior to the related distribution date, multiplied by a fraction, the numerator of which is 0.50 and the denominator of which is 6.50, and (c) the certificate principal balance of the Class II-A-18 Certificates immediately prior to the related distribution date, multiplied by a fraction, the numerator of which is 0.761414887 and the denominator of which is 6.50, which sum is initially equal to approximately $14,887,157.

COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

----------------------------------------------------------------------------------------------------------------------
STIPULATED MORTGAGE POOL CHARACTERISTICS
----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------ ---------------------------------
MORTGAGE LOAN TYPE:                                                                  30-Year Conventional Fixed Rate
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
AGGREGATE STATED PRINCIPAL BALANCE, EXCLUDING PO BOND, (+/- 10%):                              $538,000,000
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                                         7.25%
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
WEIGHTED AVERAGE PASS-THRU RATE:                                                                  6.50%
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
WEIGHTED AVERAGE MATURITY (+/- 2 MONTH):                                                        357 months
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/- 5):                                                      76%
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
AVERAGE MORTGAGE LOAN BALANCE MAXIMUM:                                                           $250,000
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
CONFORMING BALANCE MINIMUM:                                                                        65%
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
WEIGHTED AVERAGE FICO (+/- 5):                                                                     713
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
CALIFORNIA CONCENTRATION MAXIMUM:                                                                  45%
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
SINGLE FAMILY DETACHED MAXIMUM:                                                                    85%
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
CONDO/COOP (+/- 10):                                                                                8%
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
2ND/VACATION HOME (+/- 10):                                                                         7%
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
INVESTOR PROPERTY (+/- 10):                                                                        20%
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
LIMITED DOCUMENTATION (+/- 10):                                                                    75%
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
FULL/ALT DOCUMENTATION (+/- 10):                                                                   25%
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
RATE/TERM REFINANCE (+/- 15):                                                                      10%
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
CASH OUT REFINANCE (+/- 15):                                                                       35%
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
PREPAYMENT PENALTIES MAXIMUM:                                                                      15%
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
INTEREST ONLY MORTGAGE LOANS MAXIMUM:                                                              50%
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
UNINSURED W/LTV RATIO IN EXCESS OF 80% MAXIMUM:                                                     1%
------------------------------------------------------------------------------------ ---------------------------------

The percentages set forth in the tables above, other than any weighted averages,  are percentages of the aggregate  principal balance of the actual mortgage loans to be included in the mortgage pool on the Closing Date, as of the Cut-off Date,  after deducting  payments of principal  due during the month of the Cut-off  Date.  Any weighted  average is weighted  based on the  principal  balance of the actual mortgage loans to be included in the mortgage pool on the Closing Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off Date.

A percentage expressed in parenthesis for a category in the tables above reflects the percentage by which the number set forth for such category may vary in the actual mortgage loans included in the mortgage pool on the Closing Date.  For example the Aggregate
Stated Principal Balance, excluding the PO Bond, of the mortgage loans included in the mortgage pool on the Closing Date, as of the
Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date, could be lower or higher than the amount specified by as much as 10%.

A number  expressed in  parenthesis  for a category in the tables above  reflects the amount by which the number or percentage set forth for such category may vary in the actual  mortgage loans  included in the mortgage pool on the Closing Date.  For example,  the Full/Alt
Documentation  percentage  for the mortgage  pool could vary from 15% to 35% of the  aggregate  stated  principal  balance of the actual mortgage  loans  included in the mortgage pool on the Closing Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off Date.

CERTAIN TRANSACTION INFORMATION

UNDERWRITER:                        Credit Suisse  Securities  (USA) LLC will purchase the Class A  Certificates  (other than the Class
                                    A-V and Class A-P  Certificates)  and the Class R  Certificates  (other  than a de minimis  portion thereof)  on the closing  date,  subject to the  satisfaction  of the  conditions  set forth in the underwriting agreement.

CUT-OFF DATE:                       September 1, 2006.

CLOSING DATE:                       On or about September 28, 2006.

DISTRIBUTION DATE:                  25th of each month, or the next business day if such day is not a business day,  commencing October
                                    25, 2006.

ASSUMED FINAL
DISTRIBUTION DATES:                 The  distribution   date  in  September  2036.  The  actual  final   distribution   date  could  be
                                    substantially earlier.

FORM OF CERTIFICATES:               Book-entry: Class A, Class A-P and Class A-V Certificates.
                                    Physical:  Class R Certificates.

MINIMUM DENOMINATIONS:              Class A  Certificates,  other  than  any  class of  Class  I-A-2  Certificates  and  Interest  Only
                                    Certificates,  and Class A-P  Certificates,  in  minimum  denominations  representing  an  original principal  amount  of  $25,000  and  integral  multiples  of  $1 in  excess  thereof.  Class  I-A-2
                                    Certificates:  $1,000.  Class A-V and any other class of  Interest  Only  Certificates:  $2,000,000 notional amount.  Class R Certificates: 20% percentage interests.

SENIOR CERTIFICATES:                Class A, Class A-P, Class A-V and Class R Certificates.

SUBORDINATE CERTIFICATES:           Class M Certificates  and Class B Certificates.  The Subordinate  Certificates  will provide credit enhancement to the Senior Certificates.

ERISA:                              Subject to the considerations contained in the term sheet supplement,  the Class A Certificates and the Class M  Certificates  may be eligible  for  purchase by persons  investing  assets of employee benefit plans or individual  retirement accounts assets.  Sales of the Class R Certificates to such plans or retirement accounts are prohibited,  except as permitted in "ERISA  Considerations" in the term sheet supplement.

                                    See "ERISA Considerations" in the term sheet supplement and in the related base prospectus.

SMMEA:                                      When issued the offered  certificates  rated in at least the second highest rating category by one of the rating agencies will be "mortgage  related  securities" for purposes of the Secondary
                                    Mortgage Market  Enhancement Act of 1984, or SMMEA, and the remaining  classes of certificates will not be "mortgage related securities" for purposes of SMMEA.

                                    See "Legal  Investment" in the term sheet supplement and "Legal Investment  Matters" in the related base prospectus.

TAX STATUS:                         For  federal  income tax  purposes,  the  depositor  will  elect to treat the  portion of the trust consisting of the related  mortgage loans and certain other  segregated  assets as one or more real
                                    estate  mortgage  investment  conduits.   The  offered   certificates,   other  than  the  Class  R
                                    Certificates,  will represent  ownership of regular interests in a real estate mortgage  investment conduit and  generally  will be treated as  representing  ownership of debt for federal  income tax purposes.  You will be required to include in income all interest and original issue  discount,  if any, on such  certificates in accordance  with the accrual method of accounting  regardless of your usual methods of  accounting.  For federal income tax purposes,  the Class R  Certificates  for any series will represent residual interests in a real estate mortgage investment conduit.

                                    For further  information  regarding the federal income tax consequences of investing in the offered certificates,  including  important  information  regarding  the  tax  treatment  of  the  Class  R
                                    Certificates,  see "Material  Federal Income Tax  Consequences" in the term sheet supplement and in the related base prospectus.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

     The holders of the Senior  Certificates,  other than the Interest Only  Certificates,  which are not entitled to  distributions of principal,  will be entitled to receive on each distribution date, in the priority  described in this prospectus  supplement and to the extent of the portion of the related  Available  Distribution  Amount  remaining after the  distribution of the related Senior Interest
Distribution  Amount,  a  distribution  allocable to  principal  equal to in the case of (i) the Class I-A  Certificates  and Class R-I
Certificates,  the  Senior  Principal  Distribution  Amount  for loan  group  I,  (ii) the  Class  II-A  Certificates  and  Class  R-II
Certificates,  the Senior Principal  Distribution  Amount for loan group II, and (iii) the Class A-P Certificates,  the Aggregate Class
A-P Principal Distribution Amount.

     After the distribution of the related Senior Interest  Distribution Amount,  distributions of principal on the Senior Certificates on each distribution date will be made as follows:

(a)      Prior to the occurrence of the Credit Support Depletion Date:

(i)      the  Aggregate  Class A-P  Principal  Distribution  Amount  shall be  distributed  to the Class  A-P  Certificates,  until the
         Certificate Principal Balance of the Class A-P Certificates has been reduced to zero;

(ii)     the Senior Principal Distribution Amount for loan group I shall be distributed in the following manner and priority:

        (A)           first, to the Class R-I Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

        (B)           second, the balance of the Senior Principal  Distribution  Amount for loan group I remaining after the distributions,  if any, described in clause (a)(ii)(A) above shall be distributed in the following manner and priority:

(a)      first,  to the Class I-A-4  Certificates,  until the  Certificate  Principal  Balance  thereof has been reduced to zero, in an amount  equal  to the  Lockout  Percentage  of the  Class  I-A-4  Certificates'  pro  rata  share  (based  on the
         Certificate  Principal  Balance thereof relative to the aggregate Stated Principal  Balance of the mortgage loans in loan  group I,  other than the  Discount  Fractions  of the  Discount  Mortgage  Loans in loan group I) of the aggregate of the  collections  described in clauses (i), (ii),  (iii),  (iv) and (v) (net of amounts set forth in clause  (vi))  of the  definition  of the  Senior  Principal  Distribution  Amount  for  loan  group  I,  without application  of the  Senior  Percentage  or the  Senior  Accelerated  Distribution  Percentage  for loan group I;
         provided,  however,  that if the  aggregate of the amounts set forth in clauses (i),  (ii),  (iii),  (iv) and (v)
         (net of amounts set forth in clause (vi)) of the  definition  of Senior  Principal  Distribution  Amount for loan group I is more than the  balance of the  Available  Distribution  Amount for loan  group I  remaining  after the
         Senior Interest  Distribution  Amount and the Class A-P Principal  Distribution Amount for loan group I have been distributed,  the amount paid to the Class I-A-4  Certificates  pursuant  to this clause  (a)(ii)(B)(a)  shall be reduced by an amount equal to the Class I-A-4  Certificates'  pro rata share (based on the Certificate  Principal
         Balance of the Class I-A-4 Certificates  relative to the aggregate  Certificate  Principal Balance of the Group I
         Senior Certificates) of such difference;

(b)      second,  to the Class I-A-1  Certificates and Class I-A-2  Certificates,  sequentially,  in that order, in each case until the
         Certificate Principal Balance thereof has been reduced to zero; and

(c)      third, to the Class I-A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(iii)    the Senior Principal Distribution Amount for loan group II shall be distributed in the following manner and priority:

                (A)           first, to the Class R-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                (B)           second, the balance of the Senior Principal  Distribution Amount for loan group II remaining after the distributions,  if any, described in clause (a)(iii)(A) above shall be distributed concurrently as follows:

(a)      approximately  10.9422428054%  of such amount shall be distributed to the Class II-A-15  Certificates,  until the  Certificate
         Principal Balance thereof has been reduced to zero;

(b)      approximately 89.0577571946% of such amount shall be distributed in the following manner and priority:

(1)      first,  concurrently,  to the Class II-A-4  Certificates  and Class  II-A-10  Certificates,  until the  Certificate  Principal
         Balances  thereof have been reduced to zero,  in an amount  equal to the Lockout  Percentage  of the
         Class II-A-4 and Class II-A- 10  Certificates'  pro rata share (based on the  aggregate  Certificate
         Principal  Balance thereof relative to the aggregate Stated Principal  Balance of the mortgage loans in loan group II, other than the Discount  Fractions  of the Discount  Mortgage  Loans in loan group
         II) of the aggregate of the collections  described in clauses (i), (ii), (iii), (iv) and (v) (net of amounts set forth in clause (vi)) of the definition of the Senior Principal  Distribution Amount for loan group II, without  application of the Senior Percentage or the Senior Accelerated  Distribution
         Percentage for loan group II; provided,  however,  that if the aggregate of the amounts set forth in clauses (i), (ii),  (iii),  (iv) and (v) (net of amounts set forth in clause (vi)) of the definition of Senior Principal  Distribution Amount for loan group II is more than the balance of the Available
         Distribution  Amount for loan group II remaining after the Senior Interest  Distribution  Amount and the Class A-P  Principal  Distribution  Amount for loan group II have been  distributed,  the amount paid to the Class  II-A-4  Certificates  and  Class II-A-10  Certificates  pursuant  to this  clause
         (a)(iii)(B)(b)(1)  shall  be  reduced  by an  amount  equal to the  Class  II-A-4  Certificates  and
         Class II-A-10  Certificates' pro rata share (based on the aggregate Certificate Principal Balance of the Class II-A-4 Certificates and Class II-A-10  Certificates  relative to the aggregate Certificate
         Principal Balance of the Group II Senior Certificates) of such difference;

(2)      second,  an amount  equal to the lesser of  (x) 99.99%  of the balance of the Senior  Principal  Distribution  Amount for loan group II remaining after  distributions,  if any, described in clause  (a)(iii)(B)(b)(1)  above, and
         (y) $1,807,482, shall be distributed as follows:

                    (i) approximately 26.2569009454% of such amount shall be distributed to the
          Class II-A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                    (ii)  approximately 73.7430990546% of such amount shall be distributed in the following manner and priority:

                              a.  an amount equal to the lesser of (x) 99.99% of the amount described in clause (a)(iii)(B)(b)(2)(ii) above, and (y) $760,255 to the Class
                    II-A-18 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                              b. to the Class II-A-11 Certificates and Class II-A-12 Certificates,
                    on a pro rata basis in accordance with their respective Certificate Principal
                    Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

                              c. to the Class II-A-18 Certificates until the Certificate Principal
                    Balance thereof has been reduced to zero;

(3)      third,  to the Class  II-A-1,  Class  II-A-5  and Class  II-A-7  Certificates,  on a pro rata basis in  accordance  with their respective  Certificate  Principal Balances,  until the Certificate  Principal Balances thereof have been reduced to zero; and

(4)      fourth, concurrently as follows:

                    (i) approximately 26.256900949454% of such amount shall be distributed to the
                             Class II-A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                    (ii) approximately 73.7430990546% of such amount shall be distributed as follows:

                              a. to the Class II-A-18 Certificates, an amount equal to the lesser of
                    (x) 99.99% of the amount described in clause (a)(iii)(B)(b)(4)(ii) above, and
                    (y) the excess of (i) $760,255 over (ii) the amount paid in clause
                    (a)(iii)(B)(b)(2)(ii)a. above to the Class II-A-18 Certificates, until the
                    Certificate Principal Balance thereof has been reduced to zero;

                              b. to the Class II-A-11 Certificates and the Class II-A-12
                    Certificates, on a pro rata basis in accordance with their respective Certificate
                    Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

                              c. to the Class II-A-18 Certificates, until the Certificate Principal
                    Balance thereof has been reduced to zero;

      (5)       fifth, to the Class II-A-9 Certificates and Class II-A-14 Certificates, on a pro
rata basis in accordance with their respective Certificate Principal Balances, until the
Certificate Principal Balances thereof have been reduce to zero; and

      (6)       sixth, to the Class II-A-4 Certificates and Class II-A-10 Certificates, on a pro
rate basis in accordance with their respective Certificates Principal Balances, until the
Certificate Principal Balances thereof have been reduced to zero.

(b)      On any  distribution  date prior to the  occurrence of the Credit  Support  Depletion  Date that occurs after the reduction of the aggregate  Certificate  Principal  Balance of the Senior  Certificates  of any Certificate  Group to zero, the  outstanding  Senior
Certificates  of the other  Certificate  Group will be entitled to receive 100% of the mortgagor  prepayments  on the mortgage loans in the loan  group  related to the Senior  Certificates  that have been  reduced  to zero.  Such  amounts  shall be treated as part of the related Available  Distribution  Amount and distributed as part of the related Senior Principal  Distribution Amount in accordance with the  priorities set forth in clause  (a)(ii) or (a)(iii)  above,  as applicable,  in reduction of the  Certificate  Principal  Balances thereof.  Notwithstanding  the foregoing,  remaining Senior  Certificates will not be entitled to receive mortgagor  prepayments on the mortgage  loans in the other loan group if the following two  conditions are  satisfied:  (1) the weighted  average of the  Subordinate
Percentages for both loan groups for such  distribution  date,  weighted on the basis of the Stated Principal  Balances of the mortgage loans in the related  loan group,  is at least two times the  weighted  average of the initial  Subordinate  Percentages  for both loan groups,  calculated on that basis and (2) the  outstanding  principal  balance of the mortgage loans in both loan groups  delinquent 60 days or more averaged  over the last six months,  as a percentage of the aggregate  outstanding  Certificate  Principal  Balance of the
Class M Certificates and Class B Certificates, is less than 50%.

         On any distribution  date prior to the Credit Support Depletion Date on which the aggregate  Certificate  Principal Balance of the Senior  Certificates of any Certificate  Group is greater than the aggregate Stated Principal  Balance of the mortgage loans in the related loan group, in each case after giving effect to distributions to be made on such  distribution  date, (1) 100% of the mortgagor prepayments  allocable to the Class M  Certificates  and Class B  Certificates  from the mortgage loans in the other loan group will be distributed to such  undercollateralized  Senior Certificates in accordance with the priorities set forth in clause (a)(ii) or (a)(iii)
above, as applicable,  in reduction of the Certificate  Principal Balances thereof,  until the aggregate  Certificate Principal Balance of such  certificates  equals the aggregate Stated Principal  Balance of the mortgage loans in the related loan group and (2) an amount equal to one month's  interest at a rate of 6.50% per annum on the amount of such difference  will be  distributed,  pro rata, from the
Available  Distribution  Amount for the other loan group  otherwise  allocable to the Class M  Certificates  and Class B  Certificates,
based on such amounts  otherwise  allocable to the Class M Certificates and Class B Certificates,  as follows:  first to pay any unpaid interest on such  undercollateralized  Senior  Certificates and then to pay principal on those  certificates in the manner described in
(1) above.

(c)      On or after the occurrence of the Credit Support  Depletion  Date, all priorities  relating to  distributions  as described in clauses (a) and (b) above relating to principal  among the Senior  Certificates  will be disregarded.  Instead,  an amount equal to the
Aggregate Class A-P Principal  Distribution  Amount will be distributed to the Class A-P  Certificates,  and then the applicable Senior
Principal  Distribution  Amount  will be  distributed  to the  related  outstanding  Senior  Certificates,  other  than the  Class  A-P
Certificates, pro rata in accordance with their respective outstanding Certificate Principal Balances.

(d)      After reduction of the Certificate  Principal Balances of the Senior Certificates,  other than the Class A-P Certificates,  to zero but prior to the Credit Support Depletion Date, the Senior Certificates,  other than the Class A-P Certificates,  will be entitled to no further  distributions  of  principal  and the related  Available  Distribution  Amount will be paid solely to the holders of the
Class A-P, Variable Strip, Class M and Class B Certificates, in each case as described in this prospectus supplement.

DEFINITIONS:

     AGGREGATE  CLASS A-P  PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect to a  distribution  date,  the sum of the Class A-P  Principal
Distribution Amounts for both loan groups for such distribution date.

     AGGREGATE SENIOR INTEREST  DISTRIBUTION  AMOUNT--With  respect to a distribution date, the sum of the Senior Interest  Distribution
Amounts for both loan groups for such distribution date.

     AGGREGATE SENIOR PRINCIPAL  DISTRIBUTION  AMOUNT--With respect to a distribution date, the sum of the Senior Principal Distribution
Amounts for both loan groups for such distribution date.

     AVAILABLE FUNDS CAP--With respect to any distribution  date on or before the distribution date in January 2009 and the Class II-A-1
Certificates,  6.25% per annum plus  amounts,  if any, paid pursuant to the related  yield  maintenance  agreement,  expressed as a per annum rate, and with respect to any  distribution  date after January 2009, 6.25% per annum.  With respect to any distribution  date on or before the distribution date in April 2018 and the Class II-A-5  Certificates,  6.25% per annum plus amounts,  if any, paid pursuant to the related  yield  maintenance  agreement,  expressed as a per annum rate,  and with respect to any  distribution  date after April
2018, 6.25% per annum.  With respect to any distribution  date on or before the distribution  date in January 2009 and the Class II-A-7
Certificates,  6.50% per annum plus  amounts,  if any, paid pursuant to the related  yield  maintenance  agreement,  expressed as a per annum rate, and with respect to any distribution date after January 2009, 6.50% per annum.

     DISCOUNT  FRACTION--With respect to each Discount Mortgage Loan, a fraction,  expressed as a percentage,  the numerator of which is
6.50% minus the Net Mortgage Rate for such Discount  Mortgage Loan and the  denominator of which is 6.50%.  The Class A-P  Certificates will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans.

     DISCOUNT MORTGAGE LOAN--Any mortgage loan with a Net Mortgage Rate less than 6.50% per annum.

     INTEREST ACCRUAL  PERIOD--With  respect to each distribution date, for all classes of certificates,  other than the Adjustable Rate
Certificates,  the calendar  month  preceding the month in which the  distribution  date occurs.  The Interest  Accrual  Period for the
Adjustable Rate  Certificates,  other than the Class II-A-9 and Class II-A-12  Certificates,  is the one-month period commencing on the
25th day of the month  preceding the month in which the  distribution  date occurs and ending on the 24th day of the month in which the distribution  date occurs.  The Interest Accrual Period for the Class II-A-9  Certificates and Class II-A-12  Certificates,  other than with respect to the distribution  date occurring in October 2006, is the period  commencing on the immediately  preceding  distribution date and ending on the day immediately  preceding the  distribution  date. With respect to the  distribution  date in October 2006, the
Interest Accrual Period for the Class II-A-9  Certificates and Class II-A-12  Certificates is the period commencing on the closing date and ending on the day immediately  preceding the distribution date in October 2006.  Notwithstanding  the foregoing,  the distributions of interest on any  distribution  date for all classes of certificates  will reflect interest  accrued,  and receipts for that interest accrued,  on the  mortgage  loans  during the related Due Period,  as may be reduced by any  Prepayment  Interest  Shortfall  and other shortfalls in collections of interest to the extent described in this prospectus supplement.

     LOCKOUT  PERCENTAGE--For  any distribution  date occurring prior to the distribution date in October 2011, 0%. For any distribution date occurring after the first five years following the closing date, a percentage determined as follows:

o        for any distribution date during the sixth year after the closing date, 30%;

o        for any distribution date during the seventh year after the closing date, 40%;

o        for any distribution date during the eighth year after the closing date, 60%;

o        for any distribution date during the ninth year after the closing date, 80%; and

o        for any distribution date thereafter, 100%.

CREDIT ENHANCEMENT

Credit  enhancement for the Senior  Certificates will be provided by the subordination of the Class M and Class B Certificates,  as and
to the extent  described in the term sheet  supplement.  Most  realized  losses on the mortgage  loans will be allocated to the Class B
Certificates,  beginning with the class of Class B Certificates  with the lowest payment  priority,  and then the Class M Certificates, beginning  with the class of Class M  Certificates  with the lowest  payment  priority,  in each case until the  certificate  principal balance  of that  class of  certificates  has  been  reduced  to zero.  When  losses  are  allocated  to a class of  certificates,  the certificate principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

The  subordination  provided to the Senior  Certificates  by the Class B Certificates  and Class M Certificates  and the  subordination provided  to each  class of Class M  Certificates  by the Class B  Certificates  and by any class of Class M  Certificates  subordinate thereto will cover Realized  Losses on the mortgage  loans that are Defaulted  Mortgage  Losses,  Fraud Losses,  Bankruptcy  Losses and
Special Hazard Losses.  Any Realized Losses which are not Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses
or Extraordinary Losses will be allocated as follows:

o        first, to the Class B Certificates;

o        second, to the Class M-3 Certificates;

o        third, to the Class M-2 Certificates; and

o        fourth, to the Class M-1 Certificates;

in each case until the Certificate  Principal  Balance of that class of certificates  has been reduced to zero; and thereafter,  if any
Realized Loss is on a Discount  Mortgage Loan, to the Class A-P  Certificates  in an amount equal to the related  Discount  Fraction of the principal  portion of the Realized Loss until the Certificate  Principal  Balance of the Class A-P Certificates has been reduced to zero,  and the remainder of the Realized  Losses on Discount  Mortgage Loans and the entire amount of Realized  Losses on  Non-Discount
Mortgage  Loans,  will be  allocated  on a pro rata basis to the (i) the Group I Senior  Certificates  and, in the case of the interest portion of such  Realized  Loss,  Variable  Strip  Certificates,  in case of such Realized  Losses on group I loans;  and (ii) Group II
Senior  Certificates  and, in the case of the interest portion of such Realized Losses,  Variable Strip  Certificates,  in case of such
Realized Losses on group II loans;  provided,  however,  that such losses otherwise  allocable to the Class II-A-7 Certificates will be allocated to the Class  II-A-10  Certificates  until the  Certificate  Principal  Balance of the Class  II-A-10  Certificates  has been reduced to zero.  Investors in the Senior  Certificates  should be aware that because the Class M Certificates and Class B Certificates represent  interests in both loan groups, the Certificate  Principal Balance of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a  disproportionate  amount of Realized Losses on the mortgage loans in the  non-related  loan group.
Therefore,  although Realized Losses on the mortgage loans in one loan group may only be allocated to the related Senior  Certificates, the allocation to the Class M Certificates  and Class B Certificates  of Realized  Losses on the mortgage loans in the other loan group will reduce the  subordination  provided to the Senior  Certificates by the Class M Certificates  and Class B Certificates and increase the likelihood that Realized Losses may be allocated to any class of Senior Certificates.

If the aggregate certificate  principal balance of the Subordinate  Certificates has been reduced to zero, losses on the mortgage loans will be allocated among the related Senior Certificates in accordance with their respective  remaining  certificate  principal balances or accrued interest, subject to the special rules described in any final term sheet for a class of certificates.

Not all losses will be allocated in the priority  described  above.  Losses due to natural  disasters  such as floods and  earthquakes, fraud in the  origination  of a mortgage  loan, or some losses  related to the bankruptcy of a mortgagor will be allocated as described in the preceding  paragraphs only up to specified  amounts.  Losses of these types on mortgage loans in excess of the specified amounts and losses due to other  extraordinary  events will be allocated  proportionately  among all outstanding classes of certificates except as stated in the term sheet  supplement.  Therefore,  the  Subordinate  Certificates  do not act as credit  enhancement  for the Senior
Certificates for these losses.

See "Description of the Certificates--Allocation of Losses; Subordination" in the term sheet supplement.

ADVANCES

For any month,  if the Master  Servicer  does not receive the full  scheduled  payment on a mortgage  loan,  the Master  Servicer  will advance  funds to cover the amount of the scheduled  payment that was not made.  However,  the Master  Servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate  outstanding  principal  balance of the mortgage loans as of the related  determination date is less than 10% of their  aggregate  stated  principal  balance as of the cut-off date, the master  servicer may, but will not be required to:

         o        purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates; or

         o        purchase all of the certificates.

Under either type of optional  purchase,  holders of the outstanding  certificates are entitled to receive the outstanding  certificate principal  balance of the  certificates in full with accrued  interest,  as and to the extent  described in the term sheet  supplement.
However,  any  optional  purchase of the  remaining  mortgage  loans may result in a shortfall  to the holders of the most  subordinate classes of certificates  outstanding,  if the trust then holds  properties  acquired from  foreclosing  upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing  Agreement--Termination"  in the term sheet supplement and "The Pooling and Servicing  Agreement--Termination;
Retirement of Certificates" in the related base prospectus.

YIELD MAINTENANCE AGREEMENT

     The holders of the  Class II-A-1,  Class II-A-5  and  Class II-A-7  Certificates  may benefit  from a series of interest  rate cap payments from Credit Suisse International  pursuant to the related yield maintenance  agreement.  The yield maintenance  agreements are intended  to  partially  mitigate  on each  distribution  date from the  distribution  date in  October  2006 up to and  including  the distribution  date in January 2009 with respect to the Class  II-A-1 and Class II-A-7  Certificates  and April 2018 with respect to the
Class II-A-5  Certificates,  the interest rate risk that could result from the difference  between  (a) LIBOR and 5.55% per annum, with respect to the Class II-A-1 Certificates,  (b) LIBOR and 6.00% per annum, with respect to the Class II-A-5  Certificates,  or (c) LIBOR and 5.85% per annum, with respect to the Class II-A-7 Certificates.

     On each  distribution  date from the distribution date in October 2006 through and including the distribution date in January 2009 with respect to the Class  II-A-1 and Class II-A-7  Certificates  and April 2018 with  respect to the Class  II-A-5  Certificates,  (A)
payments from the yield  maintenance  agreement  provider under the related yield  maintenance  agreement will be made based on (a) the amount as specified for that  distribution date under the heading "Class II-A-1 Notional  Balance",  "Class II-A-5 Notional Balance" or
"Class II-A-7 Notional  Balance",  as applicable,  in the tables appearing in the definition of Yield  Maintenance  Agreement  Notional
Balance and (b) the positive  excess of (I)(i) the lesser of (x) LIBOR and (y) 8.80% per annum,  over (ii) 5.55% per annum, in the case of the Class II-A-1  Certificates;  or (II)(i) the lesser of (x) LIBOR and (y) 9.25% per annum,  over (ii) 6.00% per annum, in the case of the  Class II-A-5  Certificates;  or (III)(i) the lesser of (x) LIBOR and (y) 11.35% per annum,  over  (ii) 5.85% per annum,  in the case of the  Class II-A-7  Certificates,  and (B)  payments  to each such class of  certificates  under the related  yield  maintenance agreement  will be made based on (a) an amount equal to the related Yield  Maintenance  Agreement  Notional  Balance for such class for that  distribution  date and (b) the  positive  excess of (I)(i)  the  lesser of (x) LIBOR and (y) 8.80% per annum  over (ii) 5.55% per annum in the case of the Class II-A-1  Certificates,  (II)(i) the lesser of (x) LIBOR and (y) 9.25% per annum over (ii) 6.00% per annum in the case of the  Class II-A-5  Certificates,  or (III)(i) the lesser of (x) LIBOR and (y) 11.35% per annum over (ii) 5.85% per annum in the case of the Class II-A-7  Certificates.  With respect to any distribution date, the difference, if any, between (A) amounts paid by the yield  maintenance  agreement  provider  under the related  yield  maintenance  agreement and (B) payments to the holders of the
Class II-A-1  and Class II-A-5  Certificates  from amounts paid by the yield  maintenance  agreement  provider  under the related yield maintenance  agreement will be paid to Credit Suisse  Securities (USA) LLC and will not be available to the holders of the Class II-A-1 or Class  II-A-5  Certificates  on any future  distribution  date.  The  difference,  if any,  between  (A)  amounts  paid by the yield maintenance  agreement  provider  under the related yield  maintenance  agreement  and (B) payments to the holders of the  Class II-A-7
Certificates  from amounts paid by the yield  maintenance  agreement  provider  under the related yield  maintenance  agreement will be deposited in a yield  maintenance  reserve fund  maintained by the trustee.  If, on any  distribution  date on or before  January 2009, amounts paid by the yield  maintenance  agreement  provider  under the related yield  maintenance  agreement are less than amounts that would be  payable  under the yield  maintenance  agreement  if the Yield  Maintenance  Agreement  Notional  Balance  were  equal to the
Certificate  Principal  Balance of the Class II-A-7  Certificates on that distribution  date, such resulting  shortfall will be payable from funds on deposit in the yield  maintenance  reserve  fund on that  distribution  date or any future  distribution  date.  Upon the earlier to occur of (i) the date on which the aggregate  principal  balance of the Class II-A-7  Certificates has been reduced to zero, and (ii) the  distribution  date in January  2009 (after  taking into  account all amounts  payable to the holders of the Class  II-A-7
Certificates  on such  distribution  date),  any funds  remaining in the yield  maintenance  reserve fund will be paid to Credit Suisse
Securities (USA) LLC.

     YIELD  MAINTENANCE  AGREEMENT  NOTIONAL  BALANCE--With  respect to any  distribution  date  specified  below and the  Class II-A-1,
Class II-A-5  and Class II-A-7  Certificates,  the lesser of (1) the Certificate  Principal  Balance of each such class of certificates immediately  prior to that  distribution  date and (2) the amount of the related  "Class  Notional  Balance"  specified  below for that distribution date.

     Distribution Date                Class II-A-1                      Class II-A-5                   Class II-A-7
                                  Notional Balance ($)              Notional Balance ($)           Notional Balance ($)

     October 2006                  20,000,000.00                    31,550,000.00                    53,340,000.00
     November 2006                 19,634,234.08                    31,362,731.23                    52,364,502.28
     December 2006                 19,195,300.69                    31,100,866.87                    51,193,866.94
     January 2007                  18,684,773.23                    30,765,468.00                    49,832,290.19
     February 2007                 18,104,476.45                    30,357,757.91                    48,284,638.70
     March 2007                    17,456,482.28                    29,879,120.17                    46,556,438.25
     April 2007                    16,743,104.10                    29,331,096.08                    44,653,858.64
     May 2007                      15,966,889.63                    28,715,381.48                    42,583,694.65
     June 2007                     15,130,664.56                    28,033,873.95                    40,353,482.39
     July 2007                     14,237,415.43                    27,288,564.98                    37,971,186.95
     August 2007                   13,290,377.87                    26,481,631.60                    35,445,437.79
     September 2007                12,297,602.61                    25,619,961.09                    32,797,706.17
     October 2007                  11,335,589.16                    24,778,456.61                    30,232,016.28
     November 2007                 10,403,650.37                    23,956,848.09                    27,746,535.53
     December 2007                 9,501,098.99                     23,154,853.74                    25,339,431.01
     January 2008                  8,627,263.45                     22,372,195.73                    23,008,911.63
     February 2008                 7,781,487.49                     21,608,600.19                    20,753,227.15
     March 2008                    6,963,129.81                     20,863,797.08                    18,570,667.20
     April 2008                    6,171,563.73                     20,137,520.20                    16,459,560.46
     May 2008                      5,406,176.86                     19,429,507.13                    14,418,273.69
     June 2008                     4,666,370.80                     18,739,499.12                    12,445,210.91
     July 2008                     3,951,560.77                     18,067,241.10                    10,538,812.57
     August 2008                   3,261,175.34                     17,412,481.62                    8,697,554.64
     September 2008                2,594,656.13                     16,774,972.75                    6,919,947.90
     October 2008                  1,951,457.47                     16,154,470.09                    5,204,537.08
     November 2008                 1,331,046.16                     15,550,732.70                    3,549,900.12
     December 2008                 732,901.16                       14,963,523.02                    1,954,647.39
     January 2009                  156,513.31                       14,392,606.87                    417,420.99
     February 2009                          -                       13,837,753.39                              -
     March 2009                             -                       13,298,734.96                              -
     April 2009                             -                       12,775,327.19                              -
     May 2009                               -                       12,267,308.88                              -
     June 2009                              -                       11,774,461.94                              -
     July 2009                              -                       11,296,571.37                              -
     August 2009                            -                       10,833,425.20                              -
     September 2009                         -                       10,384,814.49                              -
     October 2009                           -                       9,950,533.22                               -
     November 2009                          -                       9,530,378.32                               -
     December 2009                          -                       9,124,149.56                               -
     January 2010                           -                       8,731,649.57                               -
     February 2010                          -                       8,352,683.76                               -
     March 2010                             -                       7,987,060.30                               -
     April 2010                             -                       7,634,590.06                               -
     May 2010                               -                       7,295,086.62                               -
     June 2010                              -                       6,968,366.16                               -
     July 2010                              -                       6,654,247.50                               -
     August 2010                            -                       6,352,551.99                               -
     September 2010                         -                       6,063,103.53                               -
     October 2010                           -                       5,785,728.52                               -
     November 2010                          -                       5,520,255.80                               -
     December 2010                          -                       5,266,516.65                               -
     January 2011                           -                       5,024,344.73                               -
     February 2011                          -                       4,793,576.05                               -
     March 2011                             -                       4,574,048.97                               -
     April 2011                             -                       4,365,604.11                               -
     May 2011                               -                       4,168,084.36                               -
     June 2011                              -                       3,981,334.84                               -
     July 2011                              -                       3,805,202.86                               -
     August 2011                            -                       3,639,537.90                               -
     September 2011                         -                       3,484,191.56                               -
     October 2011                           -                       3,339,017.56                               -
     November 2011                          -                       3,323,889.64                               -
     December 2011                          -                       3,318,107.85                               -
     January 2012                           -                       3,318,053.82                               -
     February 2012                          -                       3,318,000.70                               -
     March 2012                             -                       3,317,948.48                               -
     April 2012                             -                       3,317,897.14                               -
     May 2012                               -                       3,317,846.66                               -
     June 2012                              -                       3,317,797.04                               -
     July 2012                              -                       3,317,748.26                               -
     August 2012                            -                       3,317,700.31                               -
     September 2012                         -                       3,317,653.18                               -
     October 2012                           -                       3,317,606.85                               -
     November 2012                          -                       3,317,565.11                               -
     December 2012                          -                       3,317,524.12                               -
     January 2013                           -                       3,317,483.86                               -
     February 2013                          -                       3,317,444.31                               -
     March 2013                             -                       3,317,405.48                               -
     April 2013                             -                       3,317,367.34                               -
     May 2013                               -                       3,317,329.89                               -
     June 2013                              -                       3,317,293.11                               -
     July 2013                              -                       3,317,257.00                               -
     August 2013                            -                       3,317,221.55                               -
     September 2013                         -                       3,317,186.74                               -
     October 2013                           -                       3,317,152.57                               -
     November 2013                          -                       3,317,126.11                               -
     December 2013                          -                       3,317,100.16                               -
     January 2014                           -                       3,317,074.72                               -
     February 2014                          -                       3,317,049.77                               -
     March 2014                             -                       3,317,025.31                               -
     April 2014                             -                       3,317,001.32                               -
     May 2014                               -                       3,316,977.81                               -
     June 2014                              -                       3,316,954.76                               -
     July 2014                              -                       3,316,932.17                               -
     August 2014                            -                       3,316,910.02                               -
     September 2014                         -                       3,237,743.83                               -
     October 2014                           -                       3,025,016.84                               -
     November 2014                          -                       2,880,337.45                               -
     December 2014                          -                       2,738,526.92                               -
     January 2015                           -                       2,599,535.47                               -
     February 2015                          -                       2,463,314.09                               -
     March 2015                             -                       2,329,814.60                               -
     April 2015                             -                       2,198,989.58                               -
     May 2015                               -                       2,070,792.38                               -
     June 2015                              -                       1,945,177.10                               -
     July 2015                              -                       1,822,098.60                               -
     August 2015                            -                       1,701,512.46                               -
     September 2015                         -                       1,583,374.98                               -
     October 2015                           -                       1,467,643.19                               -
     November 2015                          -                       1,409,667.34                               -
     December 2015                          -                       1,352,534.58                               -
     January 2016                           -                       1,296,232.82                               -
     February 2016                          -                       1,240,750.17                               -
     March 2016                             -                       1,186,074.91                               -
     April 2016                             -                       1,132,195.47                               -
     May 2016                               -                       1,079,100.45                               -
     June 2016                              -                       1,026,778.61                               -
     July 2016                              -                       975,218.89                                 -
     August 2016                            -                       924,410.35                                 -
     September 2016                         -                       873,918.55                                 -
     October 2016                           -                       821,934.51                                 -
     November 2016                          -                       770,728.38                                 -
     December 2016                          -                       720,288.85                                 -
     January 2017                           -                       670,604.77                                 -
     February 2017                          -                       621,665.16                                 -
     March 2017                             -                       573,459.19                                 -
     April 2017                             -                       525,976.18                                 -
     May 2017                               -                       479,205.62                                 -
     June 2017                              -                       433,137.13                                 -
     July 2017                              -                       387,760.49                                 -
     August 2017                            -                       343,065.63                                 -
     September 2017                         -                       299,042.62                                 -
     October 2017                           -                       255,681.66                                 -
     November 2017                          -                       212,973.11                                 -
     December 2017                          -                       170,907.46                                 -
     January 2018                           -                       129,475.34                                 -
     February 2018                          -                       88,667.50                                  -
     March 2018                             -                       48,474.84                                  -
     April 2018                             -                       8,888.39                                   -